                                  Exhibit 10.1

                              CONSULTING AGREEMENT

        This Consulting Agreement (the "Agreement") is entered into this 31st day of October 2001 is by and amongst PHON-NET. COM, INC. (the "Company") and
Jeffrey Klein (The "Consultant").

        WHEREAS, Consultant is skilled in providing legal services; and
        WHEREAS, the Company desires to continue to engage Consultant to provide legal services and the Consultant is expected to be called upon to handle a variety of corporate matters relating to the operation of the Company, drafting agreements and regulatory compliance;
        NOW THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration receipt whereof is hereby acknowledged it is agreed.
        1. The Company hereby engages the Consultant and the Consultant hereby accepts this engagement on a non-exclusive basis pursuant to the terms and conditions of this Consulting Agreement for a term commencing on execution of this Agreement and terminating October 31, 2002.
        2. Consultant shall review and consult with management on proposed contractual agreements presented to the Company during the term of this
Agreement. Consultant will be available on an "As Needed" basis as to the structure and operations of any of its subsidiaries. Consultant shall prepare required quarterly reports and the Company's annual report to be filed with the
Securities and Exchange Commission. Consultant shall not be required to prepare or file any type of registration statement as part of this Agreement nor shall
Consultant be required to provide representation to the Company which results from an activity outside of the Company's normal course of business including but not limited to mergers and acquisitions.
        3. In consideration of the services to be provided, Consultant shall receive a fee equal to 400,000 shares of the Company's common stock.
        4. The Company will register these shares pursuant to a registration statement on Form S-8.
        5. Except as otherwise provided herein, any notice or other communication to any party pursuant to or relating to this Agreement and the transactions provided for herein shall be deemed to have been given or delivered when deposited in the United States Mail, registered or certified, and with proper postage and registration or certification fees prepaid, addressed at their principal place of business or to such other address as may be designated by either party in writing.
        6. This Agreement shall be governed by and interpreted pursuant to the laws of the state of Florida. By entering into this Agreement, the parties agree to the jurisdiction of the Florida courts with venue in Palm Beach, County
Florida. In the event of any breach of this Agreement, the prevailing party shall be entitled to recover all costs including reasonable attorney's fees.
        7. This Agreement may be executed in any number of counterparts, each of which when so executed an delivered shall be deemed an original, and it shall not be necessary, in making proof of this Agreement to produce or account for more than one counterpart.

        IN WITNESS WHEREOF, the parties hereto have subscribed their hands an seals the day and year first above written.

        CONSULTANT:                              COMPANY:
                                                 PHON-NET.COM, INC.

       /s/Jeffrey Klein                          /s/Todd Violette
       --------------                            ----------------
       Jeffrey Klein                             Todd Violette, Chief
       Operating Officer